UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 26, 2004

LA JOLLA PHARMACEUTICAL COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24274	33-0361285

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6455 Nancy Ridge Drive
San Diego, California 92121
(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (858) 452-6600

Item 5. Other Events and Required FD Disclosure.

     On February 26, 2004, La Jolla Pharmaceutical Company issued a press release announcing that it had completed its previously announced public offering of 8,695,653 shares of common stock. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Exhibits.

(c)	Exhibits:

     The following exhibits are filed with this Report on Form 8-K:

Exhibit No.	Description
99.1	Press Release, dated February 26, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 26, 2004
LA JOLLA PHARMACEUTICAL COMPANY
	By:	/s/ Steven B. Engle
Steven B. Engle
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated February 26, 2004